Exhibit 99.1
ICU Medical Announces Third Quarter 2023 Results

SAN CLEMENTE, Calif., November 6, 2023 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products, today announced financial results for the quarter ended September 30, 2023.

Third Quarter 2023 Results

Third quarter 2023 revenue was $553.3 million, compared to $597.9 million in the same period last year. GAAP gross profit for the third quarter of 2023 was $183.9 million, as compared to $186.4 million in the same period last year. GAAP gross margin for the third quarter of 2023 was 33%, as compared to 31% in the same period last year. GAAP net income for the third quarter of 2023 was $7.2 million, or $0.30 per diluted share, as compared to GAAP net loss of $(13.2) million, or $(0.55) per diluted share, for the third quarter of 2022. Adjusted diluted earnings per share for the third quarter of 2023 was $1.57 as compared to $1.75 for the third quarter of 2022. Also, adjusted EBITDA was $89.8 million for the third quarter of 2023 as compared to $92.6 million for the third quarter of 2022.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “Third quarter results were generally in line with our previously revised expectations."

Revenues by product line for the three and nine months ended September 30, 2023 and 2022 were as follows (in millions):

	Three months ended September 30,			Nine months ended September 30,
Product Line	2023	2022	$ Change	2023	2022	$ Change
Consumables	$242.0	$251.6	$(9.6)	$715.1	$732.8	$(17.7)
Infusion Systems	149.0	161.6	(12.6)	463.9	448.4	15.5
Vital Care*	162.3	184.7	(22.4)	492.3	520.8	(28.5)
**	$553.3	$597.9	$(44.6)	$1,671.3	$1,702.0	$(30.7)
*Vital Care includes $6.7 million and $15.8 million of contract manufacturing to Pfizer for the three months ended September 30, 2023 and 2022, respectively and $33.6 million and $40.9 million for the nine months ended September 30, 2023 and 2022, respectively.
** Rounded totals may differ to the income statement due to the rounding of product lines.

Conference Call

The Company will host a conference call to discuss its third quarter 2023 financial results, today at 4:30 p.m. ET (1:30 p.m. PT). The call can be accessed at (833) 816-1376, conference ID 10182943. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical

ICU Medical (Nasdaq:ICUI) is a global leader in infusion systems, infusion consumables and high-value critical care products used in hospital, alternate site and home care settings. Our team is focused on providing quality, innovation and value to our clinical customers worldwide. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical can be found at www.icumed.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, changes in product mix, increased competition from competitors, lack of growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers, the impact from fluctuations in foreign currency exchange rates, the impact of inflation on raw materials, freight charges and labor, rising interest rates, continuing public health crises, pandemics and epidemics, such as the COVID-19 pandemic and the Company's ability to meet expectations regarding integration of the Smiths Medical business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Company's most recent Annual Report on Form 10-K and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$197,192	$208,784
Short-term investment securities	1,806	4,224
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	198,998	213,008
Accounts receivable, net of allowance for doubtful accounts	161,797	221,719
Inventories	759,622	696,009
Prepaid income taxes	14,579	15,528
Prepaid expenses and other current assets	84,412	88,932
TOTAL CURRENT ASSETS	1,219,408	1,235,196
PROPERTY, PLANT AND EQUIPMENT, net	608,762	636,113
OPERATING LEASE RIGHT-OF-USE ASSETS	73,767	74,864
LONG-TERM INVESTMENT SECURITIES	—	516
GOODWILL	1,444,456	1,449,258
INTANGIBLE ASSETS, net	891,280	982,766
DEFERRED INCOME TAXES	31,466	31,466
OTHER ASSETS	107,725	105,462
TOTAL ASSETS	$4,376,864	$4,515,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$149,288	$215,902
Accrued liabilities	251,324	242,769
Current portion of long-term obligations	45,688	29,688
Income tax payable	11,443	6,200
Contingent earn-out liability	6,300	—
TOTAL CURRENT LIABILITIES	464,043	494,559
CONTINGENT EARN-OUT LIABILITY	7,061	25,572
LONG-TERM OBLIGATIONS	1,589,244	1,623,675
OTHER LONG-TERM LIABILITIES	100,005	114,104
DEFERRED INCOME TAXES	77,845	126,007
INCOME TAX LIABILITY	40,310	41,796
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value; Authorized — 500 shares; Issued and outstanding — none	—	—
Common stock, $0.10 par value; Authorized — 80,000 shares; Issued —24,144 and 23,995 shares at September 30, 2023 and December 31, 2022, respectively, and outstanding — 24,139 and 23,993 shares at September 30, 2023 and December 31, 2022, respectively	2,414	2,399
Additional paid-in capital	1,356,348	1,331,249
Treasury stock, at cost	(672)	(243)
Retained earnings	824,993	837,501
Accumulated other comprehensive loss	(84,727)	(80,978)
TOTAL STOCKHOLDERS' EQUITY	2,098,356	2,089,928
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,376,864	$4,515,641
______________________________________________________
(1) December 31, 2022 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
TOTAL REVENUES	$553,311	$597,857	$1,671,270	$1,701,983
COST OF GOODS SOLD	369,391	411,461	1,102,982	1,179,167
GROSS PROFIT	183,920	186,396	568,288	522,816
OPERATING EXPENSES:
Selling, general and administrative	148,609	153,452	452,076	465,412
Research and development	20,870	23,105	62,933	69,538
Restructuring, strategic transaction and integration	7,160	14,365	30,527	61,795
Change in fair value of contingent earn-out	(15,572)	(4,059)	(12,256)	(31,253)
TOTAL OPERATING EXPENSES	161,067	186,863	533,280	565,492
INCOME (LOSS) FROM OPERATIONS	22,853	(467)	35,008	(42,676)
INTEREST EXPENSE, net	(24,175)	(17,808)	(70,811)	(46,303)
OTHER EXPENSE, net	(4,044)	(3,032)	(5,815)	(3,983)
LOSS BEFORE INCOME TAXES	(5,366)	(21,307)	(41,618)	(92,962)
BENEFIT FOR INCOME TAXES	12,604	8,099	29,110	34,212
NET INCOME (LOSS)	$7,238	$(13,208)	$(12,508)	$(58,750)
NET INCOME LOSS PER SHARE
Basic	$0.30	$(0.55)	$(0.52)	$(2.47)
Diluted	$0.30	$(0.55)	$(0.52)	$(2.47)
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	24,132	23,908	24,075	23,828
Diluted	24,368	23,908	24,075	23,828

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine months ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,508)	$(58,750)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	171,615	178,338
Amortization of inventory step-up	—	22,676
Noncash lease expense	16,543	17,382
Provision for doubtful accounts	865	214
Provision for warranty, returns and field action	5,597	3,439
Stock compensation	29,878	28,597
Loss on disposal of property, plant and equipment and other assets	1,757	2,391
Bond premium amortization	14	254
Debt issuance costs amortization	5,108	5,254
Change in fair value of contingent earn-out	(12,256)	(31,253)
Usage of spare parts	13,587	7,915
Other	4,393	(2,855)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	43,086	(8,956)
Inventories	(66,662)	(151,840)
Prepaid expenses and other current assets	11,295	20,074
Other assets	(18,860)	(22,594)
Accounts payable	(65,049)	30,413
Accrued liabilities	(10,532)	(38,070)
Income taxes, including excess tax benefits and deferred income taxes	(42,939)	(63,047)
Net cash provided by (used in) operating activities	74,932	(60,418)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(53,956)	(68,715)
Proceeds from sale of assets	1,481	933
Business acquisitions, net of cash acquired	—	(1,844,164)
Intangible asset additions	(7,742)	(6,560)
Purchases of investment securities	—	(3,397)
Proceeds from sale and maturities of investment securities	2,920	36,433
Net cash used in investing activities	(57,297)	(1,885,470)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of lender debt issuance costs	—	1,672,631
Principal repayments of long-term debt	(22,250)	(20,250)
Payment of third-party debt issuance costs	—	(1,852)
Proceeds from exercise of stock options	4,022	7,906
Payments on finance leases	(681)	(477)
Tax withholding payments related to net share settlement of equity awards	(9,221)	(10,541)
Net cash (used in) provided by financing activities	(28,130)	1,647,417
Effect of exchange rate changes on cash	(1,097)	(10,477)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(11,592)	(308,948)
CASH AND CASH EQUIVALENTS, beginning of period	208,784	552,827
CASH AND CASH EQUIVALENTS, end of period	$197,192	$243,879

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation.

The non-GAAP financial measures include adjusted EBITDA, adjusted revenue, adjusted gross profit, adjusted selling, general and administrative, adjusted research and development, adjusted restructuring, strategic transaction and integration, adjusted change in fair value of contingent earn-out, adjusted income from operations, adjusted other expense, net, adjusted (loss) income before income taxes, adjusted benefit (provision) for income taxes, adjusted net income/(loss) and adjusted diluted earnings/(loss) per share, all of which exclude special items because they are highly variable or unusual and impact year-over-year comparisons.

For the three months ended September 30, 2023 and 2022, special items include the following:

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Quality system and product-related remediation: We exclude certain quality system product-related remediation charges in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Asset write-offs and similar charges: Occasionally, we may write-off certain assets. We exclude the non-cash gain/loss on the write-off of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

In addition to the above special items, Adjusted EBITDA additionally excludes the following items from net income:

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

We also present Free cash flow as a non-GAAP financial measure as management believes that this is an important measure for use in evaluating overall company financial performance as it measures our ability to generate additional cash flow from business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash (used in) provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share data)

	Adjusted EBITDA
	Three months ended September 30,
	2023	2022
GAAP net income (loss)	$7,238	$(13,208)

Non-GAAP adjustments:
Interest, net	24,175	17,807
Stock compensation expense	10,947	8,743
Depreciation and amortization expense	58,371	58,641
Restructuring, strategic transaction and integration	7,160	14,365
Change in fair value of contingent earn-out	(15,572)	(4,059)
Quality system and product-related charges	4,016	18,395
Asset write-offs and similar charges	6,083	—
Benefit for income taxes	(12,604)	(8,099)
Total non-GAAP adjustments	82,576	105,793

Adjusted EBITDA	$89,814	$92,585

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share)

The company’s U.S. GAAP results for the three months ended September 30, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Change in fair value of contingent earn-out	Income from operations	Other expense, net	(Loss) income before income taxes	Benefit (provision) for income taxes	Net income	Diluted earnings per share
Reported (GAAP)	$553,311	$183,920	$148,609	$20,870	$7,160	$(15,572)	$22,853	$(28,219)	$(5,366)	$12,604	$7,238	$0.30
Reported percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		33%	27%	4%	1%	(3)%	4%	(5)%	(1)%	234.9%	1%
Contract manufacturing	(6,696)	—	—	—	—	—	—	—	—	—	—
Stock compensation expense		1,754	(8,743)	(450)	—	—	10,947	—	10,947	(2,627)	8,320	0.34
Amortization expense	—	—	(33,411)	—	—	—	33,411	—	33,411	(8,179)	25,232	1.04
Restructuring, strategic transaction and integration	—	—	—	—	(7,160)	—	7,160	—	7,160	(1,722)	5,438	0.22
Change in fair value of contingent earn-out	—	—	—	—	—	15,572	(15,572)	—	(15,572)	—	(15,572)	(0.64)
Quality system and product-related remediation	—	4,016	—	—	—	—	4,016	—	4,016	(974)	3,042	0.12
Asset write-offs and similar charges	—	6,306	—	—	—	—	6,306	223	6,083	(1,513)	4,570	0.19
Rounding	—	—	—	—	—	—	—	—	—	—	—	—
Adjusted (Non-GAAP)*	$546,615	$195,996	$106,455	$20,420	$—	$—	$69,121	$(27,996)	$40,679	$(2,411)	$38,268	$1.57
Adjusted percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		36%	19%	4%	—%	—%	13%	(5)%	7%	5.9%	7%
_____________
* Amounts may not foot due to rounding

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands, except percentages and per share)

The company’s U.S. GAAP results for the three months ended September 30, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Change in fair value of contingent earn-out	(Loss) income from operations	(Loss) income before income taxes	Benefit (provision) for income taxes	Net (loss) income	Diluted (loss) earnings per share
Reported (GAAP)	$597,857	$186,396	$153,452	$23,105	$14,365	$(4,059)	$(467)	$(21,307)	$8,099	$(13,208)	$(0.55)
Reported percent of total revenues (or percent of income before income taxes for benefit provision for income taxes)		31%	26%	4%	2%	(1)%	—%	(4)%	38.0%	(2)%
Contract manufacturing	(15,780)	—	—	—	—	—	—	—	—	—
Stock compensation expense	—	1,355	(6,980)	(408)	—	—	8,743	8,743	(2,098)	6,645	0.28
Amortization expense	—	(3,391)	(39,000)	—	—	—	35,609	35,609	(8,474)	27,135	1.14
Restructuring, strategic transaction and integration	—	—	—	—	(14,365)	—	14,365	14,365	(2,870)	11,495	0.48
Change in fair value of contingent earn-out	—	—	—	—	—	4,059	(4,059)	(4,059)	—	(4,059)	(0.17)
Quality system and product-related remediation	—	18,395	—	—	—	—	18,395	18,395	(4,218)	14,177	0.59
Earnings per share impact on net loss due to basic versus diluted weighted average shares	—	—	—	—	—	—	—	—	—	—	(0.02)
Adjusted (Non-GAAP)	$582,077	$202,755	$107,472	$22,697	$—	$—	$72,586	$51,746	$(9,561)	$42,185	$1.75
Adjusted percent of total revenues (or percent of income before income taxes for provision for income taxes)		35%	18%	4%	—%	—%	12%	9%	18.5%	7%

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow (Unaudited)
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$35,161	$2,309	$74,932	$(60,418)
Purchase of property, plant and equipment	(21,467)	(20,676)	(53,956)	(68,715)
Proceeds from sale of assets	50	33	1,481	933
Free cash flow	$13,744	$(18,334)	$22,457	$(128,200)

CONTACT:
ICU Medical, Inc.
Brian Bonnell, Chief Financial Officer
(949) 366-2183
ICR, Inc.
John Mills, Partner
(646) 277-1254